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                                      EXHIBIT 16

                  SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

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                                     Schedule 16
                       SCHEDULE OF COMPUTATIONS OF PERFORMANCE
                                 PARTNERS VALUE FUND

    The Total Return and Cumulative Return Information presented in the Prospectus and described in the Statement of Additional Information for the Partners Value Fund and for the Predecessor Fund was calculated as follows:

TOTAL RETURN:

            n
    P(1 + T)  = ERV

    Where:    P    = a hypothetical initial payment of $1,000
              T    = average annual return
              n    = number of years
              ERV  = ending redeemable value of a hypothetical $1,000 payment made at the beginning of a period, at the end of the period

    The computation of average annual return assumes dividends and distributions are reinvested at net asset value (as stated in the prospectus) on the reinvestment dates during the period.

    The ending redeemable value assumes a complete redemption at the end of the period.

    Total return for the year ended December 31, 1996:

         P    = $1,000 (initial value)
         n    = 1 (1 year)
         ERV  = $1,192 (ending redeemable value)

    Solve for T:

                      n
         $1,000(1 + T)  = 1,192
                     T = 19.2%

    Average annual total return for the period five years ended December 31, 1996:

         P    = $1,000 (initial value)
         n    = 5 (5 years)
         ERV  = $2,128 (ending redeemable value)

    Solve for T:

         $1,000(1 + T)n = 2,128
                     T = 16.3%


                                         C-9
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    Average annual total return for the ten year period ended December 31,
1996:

         P    = $1,000 (initial value)
         n    = 10
         ERV  = $3,682 (ending redeemable value)

    Solve for T:

                      n
         $1,000(1 + T)  = 3,682
                     T = 13.9%

    Average annual total return from inception, June 1, 1983 to December 31, 1996:

         P    = $1,000 (initial value)
         n    = 13.583
         ERV  = $7,243 (ending redeemable value)

    Solve for T:

                      n
         $1,000(1 + T)  = 7,243
                     T = 15.7%

    CUMULATIVE RETURN:

    Total return from inception, June 1, 1983 to December 31, 1996:

         P    = $1,000 (initial value)
       ERV    = $7,243 (ending redeemable value)

    Solve for T:

         $1,000 (1 + T) = 7,243
                     T  = 624.3%


                                         C-10